SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS
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COUNTRY                                 SUBCUSTODIAN

Argentina                               Banco Rio de La Plata
Australia                               National Australia Bank Limited
Austria                                 Bank Austria AG
Bahrain                                 HSBC Bank Middle East
Bangladesh                              Standard Chartered Bank PLC
Belgium                                 Banque Bruxelles Lambert
Benin                                   Societe Generale de Banques en Cote d'lvoire
Bermuda                                 Bank of Bermuda Limited
Bolivia                                 Citibank, N.A.
Botswana                                Barclays Bank of Botswana Ltd.
Brazil                                  BankBoston, N.A.
Bulgaria                                ING Bank
Burkina Faso                            Societe Generale de Banques en Cote d'lvoire
Canada                                  Royal Bank of Canada
Chile                                   BankBoston, N.A.
China                                   The Standard Chartered Bank
Colombia                                Cititrust Colombia S.A.
Costa Rica                              Banco BCT
Croatia                                 Privredna Banka Zabreb d.d.
Cyprus                                  Bank of Cyprus
Czech Republic                          Ceskoslovenska Obchodni Banka A.S.
Denmark                                 Danske Bank
EASDAQ                                  Banque Bruxelles Lambert
Ecuador                                 Citibank, N.A.
Egypt                                   Citibank, N.A.
Estonia                                 Hansabank, Ltd.
Euromarket                              Clearstream
Euromarket                              Euroclear
Finland                                 Merita Bank plc
France                                  BNP PARIBAS/Credit Agricole Indosuez
Germany                                 Dresdner Bank AG
Ghana                                   Barclays Bank of Ghana Ltd.
Greece                                  BNP PARIBAS
Guinea Bissau                           Societe Generale de Banques en Cote d'lvoire
Hong Kong                               The Hongkong and Shanghai Banking Corporation Limited
Hungary                                 Citibank Budapest Rt.
Iceland                                 Landsbanki Islands
India                                   The Hongkong and Shanghai Banking Corporation Limited/Deutsche Bank
Indonesia                               The Hongkong and Shanghai Banking Corporation
Limited

COUNTRY                                 SUBCUSTODIAN

Ireland                                 Allied Irish Banks plc
Israel                                  Bank Leumi Le-Israel B.M.
Italy                                   Banca Commerciale Italiana/BNP PARIBAS
Ivory Coast                             Societe Generale de Banques en Cote d'lvoire
Jamaica                                 CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                                   The Bank of Tokyo-Mitsubishi Limited/The Fuji Bank, Limited
Jordan                                  HSBC Bank Middle East
Kazakhstan                              ABN/AMRO
Kenya                                   Barclays Bank of Kenya Limited
Latvia                                  Hansabanka Limited
Lebanon                                 HSBC Bank Middle East
Lithuania                               Vilniaus Bankas
Luxembourg                              Banque et Caisse d'Epargne de L'Etat
Malaysia                                HSBC Bank Malaysia Berhad
Mali                                    Societe Generale de Banques en Cote d'lvoire
Malta                                   HSBC Bank Malta p.l.c.
Mauritius                               Hongkong and Shanghai Banking Corp.
Mexico                                  Banco Nacional de Mexico
Morocco                                 Banque Commerciale du Maroc
Namibia                                 Stanbic Bank Namibia Limited
Netherlands                             Fortis Bank (Nederland) N.V.
New Zealand                             National Nominees Limited
Niger                                   Societe Generale de Banques en Cote d'lvoire
Nigeria                                 Stanbic Merchant Bank Nigeria Limited
Norway                                  Den norske Bank ASA
Oman                                    HSBC Bank Middle East
Pakistan                                Standard Chartered Bank
Palestinian Autonomous Area             HSBC Bank Middle East, Ramallah
Panama                                  BankBoston, N.A.
Peru                                    Citibank, N.A.
Philippines                             The Hongkong and Shanghai Banking Corporation, Limited
Poland                                  Bank Handlowy w Warszawie S.A.
Portugal                                Banco Comercial Portugues, S.A.
Qatar                                   HSBC Bank Middle East, Doha
Romania                                 ING Bank
Russia                                  Credit Suisse First Boston AO/Vneshtorgbanke (Min Fin Bonds only)
Senegal                                 Societe Generale de Banques en Cote d'lvoire
Singapore                               United Overseas Bank Limited/Development Bank of Singapore
Slovakia                                Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                                Bank Austria Creditanstalt d.d. Ljubljana
South Africa                            Standard Bank of South Africa Limited /Societe Generale, Johannesburg Branch
South Korea                             Standard Chartered Bank
Spain                                   Banco Bilbao Vizcaya Argentaria SA/Banco Santander Central Hispano

COUNTRY                                 SUBCUSTODIAN

Sri Lanka                               Standard Chartered Bank
Swaziland                               Stanbic Bank Swaziland Limited
Sweden                                  Skandinaviska Enskilda Banken
Switzerland                             Credit Suisse First Boston
Taiwan                                  The Hongkong and Shanghai Banking Corporation,Limited
Thailand                                Standard Chartered Bank/Bangkok Bank Public Company Ltd.
Togo                                    Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago                       Republic Bank Limited
Tunisia                                 Banque Internationale Arabe de Tunisie
Turkey                                  Osmanli Bankasi A.S.(Ottoman Bank)
Ukraine                                 ING Bank
United Kingdom                          The Bank of New York/The Depository & Clearing Centre (DCC)
United States                           The Bank of New York
Uruguay                                 BankBoston, N.A.
Venezuela                               Citibank, N.A.
Zambia                                  Barclays Bank of Zambia Limited
Zimbabwe                                Barclays Bank of Zimbabwe Limited
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                                                               Revised 11-24-00